Consent of Independent Registered Public Accounting Firm

     We have issued our report dated August 18, 2006 accompanying the financial statements of Van Kampen Unit Trusts, Taxable Income Series 85 as of June 30, 2006, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                              Grant Thornton LLP



New York, New York
October 24, 2006